                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  D. C.  20549
                           __________________________

                                    FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           __________________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            Section 305(b)(2) _______
                           __________________________
                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                    13-3818954
     (Jurisdiction of incorporation                     (I. R. S. Employer
      if not a U. S. national bank)                     Identification No.)

          114 West 47th Street                              10036-1532
           New York,  New York                              (Zip Code)
          (Address of principal
           executive offices)
                           __________________________
                           ALLIANCE GAMING CORPORATION
              (Exact name of OBLIGOR as specified in its charters)

                 Nevada                                     88-0104066
     (State or other jurisdiction of                      I.R.S. Employer
     incorporation or organization)                     Identification No.)

                              4380 BOULDER HIGHWAY
                            LAS VEGAS, NEVADA  89121
                                  (702) 435-4200
                     (Address of principal executive offices)
                           __________________________
                         % Senior Secured Note Due 2003

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                                      - 2 -



                                     GENERAL



 1.  GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation,  Washington,  D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


 2.  AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


 3.  VOTING SECURITIES OF THE TRUSTEE

     2,999,020 shares of Common Stock - par value $5 per share


 4.  TRUSTEESHIPS UNDER OTHER INDENTURES

     Not applicable.


 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

     Not applicable.
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                                      - 3 -


 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS

     Not applicable.


 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS

     Not applicable.


 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

     Not applicable.


 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

     Not applicable.


10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITIES HOLDERS OF THE OBLIGOR

     Not applicable.


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR

     Not applicable.


12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

     Not applicable.


13.  DEFAULTS BY THE OBLIGOR

     Not applicable.


14.  AFFILIATIONS WITH THE UNDERWRITERS

     Not applicable.
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                                      - 4 -


15.  FOREIGN TRUSTEE
     Not applicable.

16.  LIST OF EXHIBITS

     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.2     -    Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of May 21, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                              _____________________
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                                      - 5 -



     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of May, 1996.


     UNITED STATES TRUST COMPANY OF
          NEW YORK,  Trustee



By:  /s/ John Guiliano
     ---------------------------------------
     John Guiliano
     Vice President



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EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     ----------------------
By:  S/Gerard F. Ganey
     Senior Vice President

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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1995
                     ---------------------------------------
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                          $   86,275

Short-Term Investments                                                   50

Securities, Available for Sale                                      676,970

Loans                                                             1,257,372
Less:  Allowance for Credit Losses                                   13,254
                                                                 ----------
  Net Loans                                                       1,244,118
Premises and Equipment                                               57,692
Other Assets                                                        129,999
                                                                 ----------
  TOTAL ASSETS                                                   $2,195,104
                                                                 ----------
                                                                 ----------

LIABILITIES
Deposits:
  Non-Interest Bearing                                           $  471,642
  Interest Bearing                                                1,306,996
                                                                 ----------
     Total Deposits                                               1,778,638

Short-Term Credit Facilities                                        114,789
Accounts Payable and Accrued Liabilities                            146,307
                                                                 ----------
  TOTAL LIABILITIES                                              $2,039,734
                                                                 ----------

STOCKHOLDER'S EQUITY
Common Stock                                                         14,995
Capital Surplus                                                      41,944
Retained Earnings                                                    96,878
Unrealized Gains on Securities Available
   for Sale (Net of Taxes)                                            1,553
                                                                 ----------
TOTAL STOCKHOLDER'S EQUITY                                          155,370
                                                                 ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                        $2,195,104
                                                                 ----------
                                                                 ----------



I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & COMPTROLLER of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkman
- -----------------------
Signature of Officer


February 12, 1996
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Date